                                                                    EXHIBIT 23.1

                         CONSENT OF GRANT THORNTON LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
MicroTel International, Inc.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on
Form S-8 of our report dated February 25, 2002, relating to the consolidated financial statements and financial statement schedule of MicroTel International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/S/ GRANT THORNTON LLP

Los Angeles, California
March 31, 2003